UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2018

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of April 24, 2018, the Board of Directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”), increased the size of the Board from eight to nine members and appointed Edmond N. Moriarty, III as an independent Class I director to fill the vacancy created by such increase. The initial term of Mr. Moriarty, as a Class I director, will expire at the 2019 annual meeting of stockholders of the Company. The Board has determined that Mr. Moriarty is “independent” within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the rules of the New York Stock Exchange. As an independent director, Mr. Moriarty will receive the same compensation as provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

Mr. Moriarty, 57, has been the Chief Financial Officer and Head of Risk for Rockefeller Capital Management and a member of its Executive Committee since March 2018. From February 2010 to February 2016, Mr. Moriarty served in various senior management positions with Morgan Stanley, including as the Head of Merchant Banking & Real Estate Investing, Alternative Investment Partners (AIP), and Managed Futures at Morgan Stanley which, in aggregate managed $77 billion of assets under management across a variety of alternative strategies and products. Prior to this role, he was the Chief Operating Officer of Investment Management at Morgan Stanley from 2010 to 2013. He was also a member of Morgan Stanley’s Management Committee, Firm-wide Risk Committee, Asset/Liability Management Committee, and Global Franchise Committee. Before joining Morgan Stanley, Mr. Moriarty worked for Merrill Lynch & Co. from 1987 through 2008, where he finished as a Senior Vice President and Co-Chief Risk Officer and was selected to join the senior transition leadership team for the merger of Merrill Lynch & Co. with Bank of America Corp. At Merrill, he held a variety of leadership roles during his tenure across investment banking, capital markets, and risk management. He initially joined Merrill Lynch & Co. as an investment banker in 1987. Mr. Moriarty is currently Vice Chairman of the Board of Trustees of Elon University as well as a trustee of Homeless Solutions, Inc., a non-profit, based in Morristown, NJ. He was formerly Vice Chairman of the Board of Trustees of the Gill St. Bernard’s School. He received his bachelor’s degree from Hamilton College and MBA from the Darden School of Business at the University of Virginia. Mr. Moriarty’s significant experience in the banking, real estate, and asset management industries will provide the Board with valuable real estate, economic, and capital markets experience.

Item 7.01 Regulation FD Disclosure.

On April 24, 2018, the Company issued a press release announcing the appointment of Edmond N. Moriarty, III as an independent Class I director of the Company. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
99.1	Press release dated April 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 24, 2018

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary